UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2019
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          On March 25, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Waterstone Financial, Inc. (the “Company”) adopted the Waterstone Financial, Inc. Incentive Plan (the “Incentive Plan”), which is intended to be used primarily as the vehicle to provide for annual incentive awards to the Company’s senior management.  Under the Incentive Plan designated employees of the Company and its subsidiaries, including our executive officers, will be eligible to receive incentive payments with respect to a specified period (for example, our fiscal year), which awards will generally be payable based upon the attainment of pre-established performance goals.  Incentive award opportunities and performance goals in respect of the Company’s fiscal year (or such other performance period) will be established on the terms and conditions determined by the Compensation Committee.  The awards earned under the Incentive Plan may be paid in cash or in the form of equity awards to be granted under an equity incentive plan maintained by the Company.  The Incentive Plan may be amended or terminated by the Compensation Committee.

The foregoing summary description of the Incentive Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incentive Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01                          Financial Statements and Exhibits
(d)  Exhibits
Exhibit No.              Description
10.1          Waterstone Financial, Inc. Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: March 25, 2019	/s/ William F. Bruss
Name: William F. Bruss
Title: Chief Operating Officer